KIRKPATRICK & LOCKHART LLP
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                  WASHINGTON, D.C. 20036-1800

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                           May 28, 1997



Legg Mason Investors Trust, Inc.
111 South Calvert Street
Baltimore, Maryland 21202

Dear Sir or Madam:

     Legg Mason Investors Trust, Inc. ("Company") is a corporation organized under the laws of the State of Maryland by Articles of Incorporation dated May 5, 1993 and supplemented August 1, 1994, June 15, 1995 and May 15, 1996. We understand that the Company is about to file a Rule 24f-2 Notice pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, for the purpose of making definite the number of shares of its capital stock, par value $.001 per share, in the Legg Mason American Leading Companies Trust and Legg Mason Balanced Trust (Primary Shares and Navigator Shares) ("Shares") which it has registered under the Securities Act of 1933, as amended, and which were sold during the fiscal year ended March 31, 1997.

     We have, as counsel, participated in various corporate and other matters relating to the Company. We have examined copies of the Articles of Incorporation and By-Laws, as now in effect, the minutes of meetings of the directors and other documents relating to the organization and operation of the Company, and we are generally familiar with its affairs. Based on the foregoing, it is our opinion that the Shares of the Company sold during the fiscal year ended March 31, 1997, the registration of which will be made definite by the filing of the Rule 24f-2 Notice referred to above, were legally issued and are fully paid and non-assessable. We express no opinion as to compliance with the Securities Act of 1933, the Investment Company Act of 1940 or applicable state securities laws in connection with the sales of Shares.

     We hereby consent to this opinion accompanying the Rule 24f-2 Notice which you are about to file with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "The Fund's Legal Counsel" in the statement of additional information

Legg Mason Investors Trust, Inc.
May 28, 1997
Page 2

incorporated by reference into the prospectus of the Company and filed as part of the Company's registration statement.


                              Very truly yours,

                              KIRKPATRICK & LOCKHART LLP



                              By: /s/Arthur C. Delibert
                                   Arthur C. Delibert